SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

 ________________________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - May 23, 2012

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OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 401 E. Fourth Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Omnicare, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 23, 2012. The following matters were acted upon at the meeting:

1. Election of Directors.
Seven directors were elected to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected and qualified.  The name of each director elected at the Annual Meeting, as well as the corresponding number of shares voted for, against and abstained and the number of broker non-votes with respect to each nominee follows.

	Votes For	Votes Against	Abstained	Broker Non-Votes
Mark A. Emmert	101,027,586	202,801	199,252	2,740,360
John Figueroa	101,066,727	186,504	176,408	2,740,360
Steven J. Heyer	93,660,859	7,577,618	191,162	2,740,360
Andrea R. Lindell, DNSc, RN	85,656,053	15,589,201	184,385	2,740,360
Barry Schochet	101,051,092	192,832	185,715	2,740,360
James D. Shelton	93,712,441	7,538,175	179,023	2,740,360
Amy Wallman	101,023,512	217,512	188,615	2,740,360

2. Advisory Vote on Executive Compensation.
Approved - 85,946,658 votes, approximately 85.02% of the votes cast, voted, in an advisory vote, to approve the compensation of the Company's named executive officers as described in the Company's proxy statement dated April 19, 2012. 15,132,344 votes, approximately 14.97% of the votes cast, voted against, and shares representing 350,637 votes, less than 1.00% of the votes cast, abstained. In addition, there were 2,740,360 broker non-votes.

3. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accountants.
The stockholders ratified the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accountants for the Company and its consolidated subsidiaries for the 2012 fiscal year. A total of 103,580,571 votes were cast in favor of the proposal; 355,676 votes were cast against it; 233,752 votes abstained; and there were no broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  May 24, 2012